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                                                                    Exhibit 4.4

                               ABBOTT LABORATORIES

                              OFFICERS' CERTIFICATE

                                       AND

                                  COMPANY ORDER

         With respect to the issuance by Abbott Laboratories (the "Company") of $1,650,000,000 in aggregate principal amount of 5.125% Notes due July 1, 2004 (the "Notes due 2004") and of $1,600,000,000 in aggregate principal amount of 5.625% Notes due July 1, 2006 (the "Notes due 2006" and, together with the Notes due 2004, the "Notes"), Jose M. de Lasa and Greg W. Linder, officers of the Company, certify pursuant to Sections 3.1 and 3.3 of the Indenture, dated as of February 9, 2001 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee"), as follows:

         1. We have read Sections 2.1, 3.1 and 3.3 of the Indenture and the definitions therein relating hereto, reviewed the resolutions of the Board of Directors of the Company adopted on February 9, 2001 (attached as Exhibit B to the Secretary's Certificate of even date herewith), the Actions of the Authorized Officers of June 28, 2001 (attached as Exhibit C to the Secretary's Certificate of even date herewith), conferred with executive officers of the Company and, in our opinion, made such other examinations and investigations as are necessary to enable us to express an informed opinion as to whether Sections 2.1, 3.1 and 3.3 of the Indenture have been complied with.

         2. Based on the above-described examinations and investigations, in our opinion, all conditions precedent relating to the authentication and delivery of the Notes due 2004 and Notes due 2006, including those conditions under Sections 2.1, 3.1 and 3.3 of the Indenture, have been complied with.

         3. The terms of the Notes due 2004 and Notes due 2006 are set forth in the Actions of the Authorized Officers, dated June 28, 2001 (attached as Exhibit C to the Secretary's Certificate of even date herewith).

         4. In accordance with the provisions of Section 3.3 of the Indenture, the Trustee is hereby authorized and requested to authenticate the Notes due 2004 and the Notes due 2006 and to deliver such Notes to or at the direction of Banc of America Securities LLC, Goldman, Sachs & Co., and Salomon Smith Barney Inc. as representatives of the several underwriters.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

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         IN WITNESS WHEREOF, the undersigned have executed this Officers'
Certificate as of this 5th day of July, 2001.

                              ABBOTT LABORATORIES


                              By: /s/ Jose M. de Lasa
                                 ----------------------------------------------
                                  Name:  Jose M. de Lasa,
                                  Title: Senior Vice President, Secretary and
                                         General Counsel


                              By: /s/ Greg W. Linder
                                 ----------------------------------------------
                                  Name:  Greg W. Linder,
                                  Title: Vice President and Treasurer


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